UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2022

GREEN THUMB INDUSTRIES INC.

(Exact name of registrant as specified in its charter}

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(Address of principal executive offices including zip code)

(312) 563-5600

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointments

On December 13, 2022, the Company announced that Anthony Georgiadis, age 44, the Company’s current Chief Financial Officer and a member of its Board, had been promoted to the position of President effective January 1, 2023, and that Mathew Faulkner, age 49, the Company’s current Chief Accounting Officer, had been promoted to Chief Financial Officer, also effective January 1, 2023.

Mr. Georgiadis joined the Company in May 2015 as a managing partner and became our Chief Financial Officer and a Director in January 2017. In his new role, Mr. Georgiadis will continue to be employed on an at-will basis. He will receive an annual base salary of $360,000, be eligible for an annual performance bonus with a target for fiscal 2023 equal to 200% of his base salary, and annual equity awards commensurate with his role and responsibilities, to be determined by the Compensation Committee of the Board.

Mr. Faulkner joined the Company in May 2018 as the Senior Vice President of Accounting, and became our Chief Accounting Officer in August 2020. Prior to joining the Company, he was with Walgreens Boots Alliance Corporation, most recently serving as its Senior Director of Retail and Finance Transformation beginning in 2016. In his new role, Mr. Faulkner will continue to be employed on an at-will basis. He will receive an annual salary of $345,000, be eligible for an annual performance bonus with a target for fiscal 2023 equal to 90% of his base salary, and annual equity awards commensurate with his role and responsibilities, to be determined by the Compensation Committee of the Board. Upon assuming the role of Chief Financial Officer on January 1, 2023, Mr. Faulkner will receive (i) an award of Restricted Stock Units with a fair market value of approximately $250,000 on the date of grant, and (ii) an award of Options with a fair market value of approximately $250,000 on the date of grant, in each case pursuant to the Green Thumb Industries Inc. 2018 Stock and Incentive Plan, as amended, vesting in one-third increments on each of the first three anniversaries of the date of grant, and subject to the Company’s standard grant agreements for equity awards to executive officers.

There are no family relationships existing between either Mr. Georgiadis or Mr. Faulkner and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Faulkner or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K.

Mr. Georgiadis has an interest in the following transactions in which the Company was or is a participant since the beginning of 2022:

•

Mosaic Real Estate, LLC owns a building located at 7900 Fenton Street, Silver Spring, Maryland and leased to GTI Maryland, LLC, a subsidiary of the Company, which operates a Rise dispensary in the building. The lease commenced on June 14, 2017 for a 7-year term, which was extended to 10 years in March of 2021, and rent payments were approximately $215,000 for the eleven months ended November 30, 2022. Mosaic Real Estate, LLC is owned in part Mr. Georgiadis (through a wholly-owned entity).

•

Mosaic Real Estate Sparks, LLC owns a building located at 9650 Pyramid Highway, Sparks, Nevada and leased to JG Retail Services NV, LLC, an entity that has entered into a services agreement for GTI Nevada, LLC, a subsidiary of the Company, to operate a Rise dispensary in the building. The lease commenced on July 21, 2017 for a 15-year term, and rent payments were approximately $230,000 for the eleven months ended November 30, 2022. Mosaic Real Estate Sparks, LLC is owned in part by Mr. Georgiadis (through a wholly-owned entity). The Company has an option to purchase the building at a pre-determined price.

•

On April 30, 2021, the Company closed a $217 million senior secured non-brokered private placement financing through the issuance of senior secured notes (the “April 30, 2021 Notes”) pursuant to the Second Amendment to the Note Purchase Agreement (the “Note Purchase Agreement”). The proceeds of the April 30, 2021 Notes were used, in part, to retire the Company’s then-existing senior secured debt. The April 30, 2021 Notes bear 7% interest per annum. The purchasers of the April 30, 2021 Notes received 1,459,044 warrants (the “Warrants”) which allow the holder to purchase one Subordinate Voting Share at an exercise price of $32.68 per share for a period of 60 months from the date of issue. On October 15, 2021, the Company closed on the remaining $33 million, as provided for under the Note Purchase Agreement, with the proceeds being used for general working capital purposes as well as various growth initiatives (the “Amended Notes”). The Amended Notes have terms consistent with the April 30, 2021 Notes and increased the total amount borrowed to $250 million. The purchasers of the Amended Notes received an additional 243,303 warrants which allow the holder to purchase one Subordinate Voting Share at an exercise price of $30.02 per share, for a period of 60 months from the date of issue. On July 14, 2022, the Company exercised its right to extend the maturity date of the April 30, 2021 Notes and Amended Notes by one year from April 30, 2024 to April 30, 2025. The extension to the maturity date did not involve any additional consideration to the existing lenders. As of September 30, 2022:

•

ABG, LLC, which is owned partially by Mr. Georgiadis, held $1,000,000 of the original private placement debt amount, and related warrants valued at approximately $118,000, which includes warrants related to the debt retired with the proceeds of the April 30, 2021 Notes;

•

Three One Four Holdings, LLC, which is owned by Mr. Georgiadis, held $500,000 of the original private placement debt amount, and related warrants valued at approximately $56,000, which includes warrants related to the debt retired with the proceeds of the April 30, 2021 Notes; and

ABG, LLC and Three One Four Holdings, LLC received interest payments, including accrued interest, of approximately $64,000 and $32,000, respectively, as of November 30, 2022.

Director Appointment

On December 12, 2022, the Board of Directors (the “Board”) of Green Thumb Industries Inc. (the “Company”) appointed Dawn Wilson Barnes as a director of the Company, to serve in such capacity beginning on January 1, 2023 until the Company’s 2023 Annual General Meeting of Shareholders and until her successor is elected and qualified, or until her earlier resignation, retirement or removal. Ms. Barnes will serve as a member of the Audit Committee of the Board.

Ms. Barnes will be compensated for her service on the Board in the same manner as the Company’s other non-employee directors. For a description of the Company’s director compensation program, see the section titled “Director Compensation” in the Company’s Proxy Statement for the 2022 Annual General Meeting of Shareholders, as filed with the U.S. Securities and Exchange Commission on May 2, 2022.

There are no arrangements or understandings between Ms. Barnes and any other person pursuant to which Ms. Barnes was selected as a director of the Company. Other than as set forth below, there are no transactions in which Ms. Barnes has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On December 13, 2022, the Company issued a press release announcing the appointment of Ms. Barnes and the promotions of Mr. Georgiadis and Mr. Faulkner, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information set forth in Item 7.01 of this Report, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release dated December 13, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

Date: December 13, 2022	/s/ Benjamin Kovler
Benjamin Kovler
Chairman and Chief Executive Officer